UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

October 18, 2012

Date of Report (Date of earliest event reported)

LENNAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-11749	95-4337490
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Northwest 107th Avenue, Miami, Florida 33172

(Address of principal executive offices) (Zip Code)

(305) 559-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On October 18, 2012, the Company agreed to sell $350 million principal amount of 4.750% Senior Notes due 2022 (“4.750% Senior Notes”) to initial purchasers for resale to qualified institutional investors under SEC Rule 144A or to non-U.S. persons in offshore transactions as that term is defined in SEC Regulation S. Interest on the 4.750% Senior Notes will be paid on May 15 and November 15 of each year, beginning with May 15, 2013. The 4.750% Senior Notes will mature on November 15, 2022.

When the 4.750% Senior Notes are issued, they will be guaranteed by most, but not all, of the Company’s subsidiaries, but the guarantee by particular subsidiaries may be suspended or terminated under some circumstances.

The 4.750% Senior Notes will be redeemable by the Company at any time for the present value of the remaining payments of interest and principal, discounted at the interest rate on the most nearly comparable Treasury securities plus 50 basis points (but not less than 100% of their principal amount), except that if the redemption is within 90 days before the maturity date of the 4.750% Senior Notes, the redemption price will be 100% of the principal amount of the 4.750% Senior Notes. In either case, the redemption price will be accompanied by accrued but unpaid interest to the redemption date.

The sale of the 4.750% Senior Notes was not registered under the Securities Act of 1933, as amended, but the Company has agreed to file a registration statement under the Securities Act relating to an offer to exchange 4.750% Senior Notes due 2022 that have been registered under the Securities Act for the initially issued 4.750% Senior Notes.

The 4.750% Senior Notes are expected to be delivered and paid for on October 23, 2012. The net proceeds of the sale of the initially issued 4.750% Senior Notes will be used for working capital and general corporate purposes, which may include the repayment or repurchase of its outstanding senior notes or other indebtedness.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed as part of this Current Report on Form 8-K.

Exhibit No.	Description of Document

99.1	Press Release issued by Lennar Corporation on October 18, 2012, regarding proposal to offer 4.750% Senior Notes due 2022.

99.2	Press Release issued by Lennar Corporation on October 18, 2012, regarding pricing of sale of 4.750% Senior Notes due 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 19, 2012	Lennar Corporation

	By:	/s/ Bruce E. Gross
	Name:	Bruce E. Gross
	Title:	Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description of Document

99.1	Press Release issued by Lennar Corporation on October 18, 2012, regarding proposal to offer 4.750% Senior Notes due 2022.

99.2	Press Release issued by Lennar Corporation on October 18, 2012, regarding pricing of sale of 4.750% Senior Notes due 2022.